Exhibit 99.1

CytomX Therapeutics Announces Q2 2026 Financial Results and Provides

Business Update

Varsetatug masetecan (“Varseta-M”) Program:

- Phase 1 monotherapy update in advanced colorectal cancer (CRC) expected by the end of 2026. Registrational study planned for initiation in 1H 2027 -

- Phase 1 study in combination with bevacizumab in 3L+ mCRC ongoing. Phase 1/2 chemotherapy combination study focused in 2L mCRC initiating in Q4 2026 -

- Phase 1 monotherapy expansion cohorts initiating in Q3 2026 in gastric and gastroesophageal junction (GEJ), EpCAM-selected pancreatic ductal adenocarcinoma (PDAC), and EpCAM-selected biliary tract cancer (BTC) -

Corporate:

- Regeneron alliance in masked bispecific immunotherapies expanded to additional targets -

- Board of directors and executive leadership team strengthened with additions of Charles Fuchs, MD, Mamata Gokhale, Ph.D. and Alejandra Carvajal, JD -

- Company to host conference call today at 5 p.m. ET / 2 p.m. PT -

SOUTH SAN FRANCISCO, Calif., August 6, 2026 – CytomX Therapeutics, Inc. (Nasdaq: CTMX), a leader in the field of masked, conditionally activated biologics, today announced Q2 2026 financial results and provided a business update.

“CytomX had a productive second quarter as we advanced and broadened the Varseta-M program, the only EpCAM-directed antibody drug conjugate (ADC) in clinical development and a potentially best-in-class ADC for colorectal cancer. As we drive Varseta-M towards its first registrational study in late-line CRC, we are also accelerating our broader vision of earlier line utilization in CRC combination regimens, while also initiating development in additional gastrointestinal cancers of high unmet need,” said Dr. Sean McCarthy, chairman and CEO of CytomX Therapeutics.

“Additionally, this quarter, we were excited to announce a significant expansion of our Regeneron collaboration in bispecific immunotherapies, further validating our PROBODY® therapeutic platform expertise. We are also pleased to be strengthening the CytomX team and board of directors for CytomX’s next phase of growth as we remain highly focused on making a meaningful difference for patients and stakeholders over the near- and long-term.”

Pipeline Program Updates:

Varsetatug masetecan (EpCAM PROBODY Topo-1 ADC, CX-2051)

•
Varseta-M Monotherapy CRC:
o
Enrollment into the Varseta-M Phase 1 clinical study is complete with 113 total patients enrolled across the dose escalation, expansion, and optimization phases. As of the end of April 2026, enrollment in the dose optimization cohorts reached the goal of 40 patients across the 8.6 mg/kg Q3W and 10 mg/kg Q3W doses1.
o
A Phase 1 data update is expected by the end of 2026 with a focus on dose selection for late phase development.

1 Dose Optimization utilizes adjusted ideal body weight dosing

o
FDA interactions are planned towards alignment on the first monotherapy Varseta-M registrational study in CRC which the company aims to initiate in the first half of 2027.
•
Varseta-M CRC Combinations:
o
A Phase 1 combination study of Varseta-M and bevacizumab is ongoing in late-line patients with an initial focus on the evaluation of safety, dose, and schedule for later phase development. Initial clinical data is anticipated in 1H 2027.
o
Additionally, a Phase 1/2 chemotherapy combination study including Varseta-M administered with bevacizumab, 5-fluorouracil, and leucovorin focused in 2nd line mCRC is planned to start in Q4 2026, supporting the goal of advancing Varseta-M into earlier lines of CRC treatment, potentially replacing chemotherapy in standard of care regimens.
•
 Varseta-M Non-CRC Indication Expansion:
o
Varseta-M monotherapy Phase 1 expansion cohorts are initiating in Q3 2026 in gastric and gastroesophageal junction (GEJ), EpCAM selected pancreatic ductal adenocarcinoma (PDAC), and EpCAM selected biliary tract cancer (BTC), an initial step towards realizing Varseta-M’s pan-tumor potential as a multi-indication antibody drug conjugate.

CX-801 (PROBODY Interferon alpha-2b)

•
The CX-801 Phase 1 study in advanced melanoma is ongoing. The CX-801 monotherapy dose escalation portion of the study has reached the fourth dose level.
•
CX-801 monotherapy has been generally well tolerated at dose levels exceeding the approved dose of unmasked IFNα2b.2
•
In May 2025, Phase 1 dose escalation of CX-801 in combination with KEYTRUDA® (pembrolizumab) was initiated. Dose escalation of CX-801 in combination with KEYTRUDA® has cleared the third dose level and enrollment into the study continues.
•
Initial clinical data for CX-801 in combination with KEYTRUDA® in advanced melanoma is expected in the first half of 2027.

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

Corporate and Financial:

•
Strengthened Board of Directors and Leadership for Next Phase of Growth
o
Appointed Dr. Charles Fuchs, M.D., MPH, former Chief Medical Officer of Tubulis and former Senior Vice President and Global Head of oncology and hematology drug development at Genentech and Roche to the CytomX Board of Directors.
o
Expanded executive leadership team with the addition of Mamata G. Gokhale, Ph.D., RAC, as Senior Vice President of Regulatory Affairs and Alejandra V. Carvajal, J.D., as Senior Vice President, Chief Legal Officer & Secretary.
•
Regeneron Collaboration Expansion:
o
In June 2026, announced significant expansion of Regeneron collaboration building upon research momentum in developing next-generation bispecific immunotherapies using CytomX’s PROBODY® and Regeneron's Veloci-Bi® platforms.
o
In July 2026, CytomX received $37.0 million target selection payment for two additional programs selected.

2 Merck & Co., Inc. (2018). Sylatron (peginterferon alfa-2b) prescribing information. U.S. Food and Drug Administration

o
Regeneron also secured option to select up to 6 additional future targets bringing total potential target nomination, research, development, regulatory and sales-based milestones covered under the collaboration to up to approximately $4.0 billion.
•
Financial:
o
CytomX ended Q2 2026 with $330.3 million of cash, cash equivalents and investments with expected cash runway to at least the second half of 2028. The cash balance as of Q2 2026 does not include $37.0 million received in July 2026 as a result of the two targets selected by Regeneron as part of the expanded collaboration agreement.

Q2 2026 Financial Results:

Cash, cash equivalents and investments totaled $330.3 million as of June 30, 2026, compared to $346.7 million as of March 31, 2026.

Total revenue was $1.4 million for the quarter ended June 30, 2026, compared to $18.7 million for the second quarter of 2025. The decrease in revenue was driven primarily by the completion of the Company’s performance obligation during 2025 in the collaborations with Bristol Myers Squibb and lower research activities in the Astellas collaboration which concluded in the second quarter of 2026.

Total operating expense for the quarter ended June 30, 2026 was $25.2 million compared to $19.9 million for the quarter ended June 30, 2025, an increase of $5.3 million.

Research and development expenses increased by $4.3 million during the quarter ended June 30, 2026, to $17.6 million compared to $13.3 million for the quarter ended June 30, 2025. Research and development expenses increased primarily due to manufacturing activities for Varseta-M as well as increased personnel related costs and general research and development expenses.

General and administrative expenses increased by $1.0 million during the quarter ended June 30, 2026, to $7.6 million, compared to $6.6 million for the quarter ended June 30, 2025. Increased general and administrative expenses were primarily driven by higher consulting expenses and higher rent expenses.

About CytomX Therapeutics, Inc.

CytomX is a clinical-stage, oncology-focused biopharmaceutical company focused on developing novel conditionally activated, masked PROBODY® therapeutics designed to be localized to the tumor microenvironment. By pioneering a novel pipeline of localized biologics, powered by its PROBODY therapeutic platform, CytomX’s vision is to create safer, more effective therapies for the treatment of cancer. CytomX’s robust and differentiated pipeline comprises therapeutic candidates across multiple treatment modalities including antibody-drug conjugates (“ADCs”), cytokines and T-cell engagers. CytomX’s clinical-stage pipeline includes varsetatug masetecan (Varseta-M; CX-2051) and CX-801. Varseta-M is a masked, conditionally activated ADC armed with a topoisomerase-1 inhibitor payload and directed toward epithelial cell adhesion molecule (EpCAM). EpCAM is a highly expressed tumor antigen that has previously been undruggable due to expression on normal tissues. Varseta-M is designed to open a therapeutic window for this high potential target and is initially being developed for the treatment of metastatic colorectal cancer. Varseta-M was discovered in collaboration with ImmunoGen, now part of AbbVie. CX-801 is a masked interferon alpha-2b PROBODY® cytokine with broad potential applicability in traditionally immuno-oncology sensitive as well as insensitive (cold) tumors. CX-801 is initially being developed for the treatment of metastatic melanoma. CytomX has established strategic collaborations with multiple leaders in oncology, including Amgen, Regeneron and Moderna. For more information about CytomX and how it is working to make conditionally activated treatments the new standard-of-care in the fight against cancer, visit www.cytomx.com and follow us on LinkedIn and X (formerly Twitter).

CytomX Therapeutics Forward-Looking Statements

This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond CytomX’s control, and may cause the actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied in such statements, including those related to the future potential of partnerships or collaboration agreements and projected cash runway. Accordingly, you should not rely on any of these forward-looking statements, including those relating to the potential benefits, safety and efficacy or progress of CytomX’s or any of its collaborative partners’ product candidates, including varsetatug masetecan (Varseta-M) and CX-801, the potential benefits or applications of CytomX’s PROBODY® therapeutic platform, CytomX's planned interactions with the U.S. Food and Drug Administration and the ability to align on a potential registrational study design and regulatory pathway for Varseta-M, CytomX’s or its collaborative partners’ ability to develop and advance product candidates into and successfully complete clinical trials, including the ongoing and planned clinical trials of Varseta-M and CX-801 and the timing of initial and ongoing data availability for CytomX’s clinical trials, including Varseta-M and CX-801, and other development milestones. Risks and uncertainties that contribute to the uncertain nature of the forward-looking statements include: the unproven nature of CytomX’s novel PROBODY® therapeutic technology; uncertainties around the Company’s ability to raise sufficient funds to carry out its planned research and development; CytomX’s clinical trial product candidates are in the initial stages of clinical development and its other product candidates are currently in preclinical development, and the process by which preclinical and clinical development could potentially lead to an approved product is long and subject to significant risks and uncertainties, including the possibility that the results of preclinical research and early clinical trials, including initial Varseta-M clinical trial results, may not be predictive of future results; the possibility that CytomX’s clinical trials will not be successful; the possibility that current preclinical research may not result in additional product candidates; the possibility that CytomX may not be able to realize the full potential of its collaborations; CytomX’s dependence on the success of Varseta-M and CX-801; CytomX’s reliance on third parties for the manufacture of the Company’s product candidates; possible regulatory developments in the United States and foreign countries, including China and the European Union; and the risk that CytomX may incur higher costs than expected for research and development. Additional applicable risks and uncertainties include those relating to CytomX’s preclinical research and development, clinical development, and other risks identified under the heading "Risk Factors" included in CytomX’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2026. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

PROBODY is a U.S. registered trademark of CytomX Therapeutics, Inc. All other trademarks are the properties of their respective owners.

Company Contact:

Chris Ogden

SVP, Chief Financial Officer

cogden@cytomx.com

Investor Contact:

Precision AQ

Stephanie Ascher

Stephanie.Ascher@precisionaq.com

Media Contact:

Precision AQ

Colleen Ketchum

Colleen.ketchum@precisionaq.com

CYTOMX THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2026	2025
	(unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$17,224	$12,667
Short-term investments	313,056	124,385
Restricted cash	917	—
Accounts receivable	37,494	2,013
Prepaid expenses and other current assets	4,464	4,856
Total current assets	373,155	143,921
Property and equipment, net	1,079	1,304
Intangible assets, net	365	438
Goodwill	949	949
Restricted cash	610	1,527
Operating lease right-of-use asset	5,037	3,396
Other assets	31	31
Total assets	$381,226	$151,566
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,939	$1,301
Accrued liabilities	12,353	14,197
Operating lease liabilities - short-term	1,496	4,240
Deferred revenue, current portion	24,073	26,877
Total current liabilities	39,861	46,615
Deferred revenue, net of current portion	30,617	1,590
Operating lease liabilities - long term	4,208	—
Other long-term liabilities	4,472	4,353
Total liabilities	79,158	52,558
Commitments and contingencies
Stockholders' equity:
Convertible preferred stock	—	—
Common stock	2	2
Additional paid-in capital	1,053,125	810,844
Accumulated other comprehensive income	(196)	111
Accumulated deficit	(750,863)	(711,949)
Total stockholders' equity	302,068	99,008
Total liabilities and stockholders' equity	$381,226	$151,566

__________________

(1)
The condensed balance sheet as of December 31, 2025 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025.

CYTOMX THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues	$1,418	$18,658	$11,677	$69,575
Operating expenses:
Research and development	17,598	13,322	36,836	32,189
General and administrative	7,601	6,622	18,294	16,050
Total operating expenses	25,199	19,944	55,130	48,239
Income (loss) from operations	(23,781)	(1,286)	(43,453)	21,336
Interest income	3,157	1,178	4,647	2,133
Other income	18	17	11	28
Income (loss) before income taxes	(20,606)	(91)	(38,795)	23,497
Provision for income taxes	60	63	119	126
Net income (loss) attributable to common stockholders	(20,666)	(154)	(38,914)	23,371
Other comprehensive income (loss):
Unrealized gain (loss) on investments, net of tax	(298)	34	(307)	6
Total comprehensive income (loss)	$(20,964)	$(120)	$(39,221)	$23,377

Net income (loss) per share:
Basic	$(0.09)	$(0.00)	$(0.20)	$0.22
Diluted	$(0.09)	$(0.00)	$(0.20)	$0.21
Shares used to compute net income (loss) per share
Basic	218,939,423	129,075,546	198,221,312	108,214,373
Diluted	218,939,423	129,075,546	198,221,312	108,928,284